EXHIBIT 99.1

CB Financial Services, Inc.
Announces Third Quarter and Year-to-Date 2021 Financial Results and
Declares Quarterly Cash Dividend

WASHINGTON, PA., October 28, 2021 -- CB Financial Services, Inc. (“CB” or the “Company”) (NASDAQGM: CBFV), the holding company of Community Bank (the “Bank”) and Exchange Underwriters, Inc. (“EU”), a wholly-owned insurance subsidiary of the Bank, today announced its third quarter and year-to-date 2021 financial results.

	Three Months Ended					Nine Months Ended
	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20	9/30/21	9/30/20
(Dollars in thousands, except per share data) (Unaudited)

Net Income (Loss) (GAAP)	$1,983	$(223)	$2,845	$3,079	$(17,395)	$4,605	$(13,719)
Excluding Non-Recurring Items (Non-GAAP) (1)	(17)	3,440	(353)	40	19,337	3,070	19,261
Adjusted Net Income (Non-GAAP) (1)	$1,966	$3,217	$2,492	$3,119	$1,942	$7,675	$5,542

Earnings (Loss) per Common Share - Diluted (GAAP)	$0.37	$(0.04)	$0.52	$0.57	$(3.22)	$0.85	$(2.54)
Adjusted Earnings per Common Share - Diluted (Non-GAAP) (1)	$0.36	$0.59	$0.46	$0.58	$0.36	$1.42	$1.03
(1)    Refer to Explanation of Use of Non-GAAP Financial Measures and reconciliation of net income (loss) and adjusted earnings per common share - diluted in this Press Release.
2021 Third Quarter Financial Highlights
(Comparisons to three months ended September 30, 2020 unless otherwise noted)
•Net income was $2.0 million, compared to a net loss of $17.4 million, largely due to noninterest expense reductions as part of the previously announced bank optimization initiative as well as the absence in the current year period of non-cash charges from the prior year period related to goodwill impairment that were due to economic conditions triggered by the COVID-19 pandemic.
◦Adjusted net income (non-GAAP) improved to $2.0 million, compared to adjusted net income of $1.9 million.
•Earnings per diluted common share (EPS) increased to $0.37 from loss per diluted common share of $(3.22).
◦Adjusted earnings per common share - diluted (non-GAAP) was $0.36, compared to $0.36.
•Return on average assets (annualized) of 0.54%, compared to loss on average assets (annualized) of (4.90)%.
◦Adjusted return on average assets (annualized) (non-GAAP) of 0.53%, compared to 0.55%.
•Return on average equity (annualized) of 5.93%, compared to loss on average equity (annualized) of (45.13)%.
◦Adjusted return on average equity (annualized) (non-GAAP) of 5.88%, compared to 5.04%.
•Net interest margin (NIM) improved quarter over quarter to 2.88% from 2.84% for the three months ended June 30, 2021. NIM was 3.19% for the prior year period.
•Net interest and dividend income was $10.0 million, compared to $10.4 million.
•Noninterest income was $2.2 million and remained consistent.

(Amounts at September 30, 2021; comparisons to December 31, 2020, unless otherwise noted)
•Total loans, including Payroll Protection Program (“PPP”) loans and loans held for sale, were $1.02 billion, a decrease of $25.7 million.
•Total loans, including loans held for sale and excluding PPP loans, increased $17.0 million, or 7.0% annualized, to $986.3 million compared to June 30, 2021. Total loans, including loans held for sale and excluding PPP loans, were $989.7 million at December 31, 2020.
•Total deposits, including deposits held for sale, were $1.29 billion, an increase of $63.2 million.
•Total assets increased to $1.47 billion, compared to $1.42 billion.
•Book value per share was $24.57, compared to $24.76 and $24.50 at June 30, 2021.
•Tangible book value per share (Non-GAAP) increased to $21.67, compared to $21.42 and $21.56 at June 30, 2021.

Branch Optimization and Operational Efficiency Update
As previously announced in February 2021, CB has implemented strategic initiatives to improve Community Bank’s financial performance and to position the bank for continued profitable growth. Since that announcement, the Company has made substantive progress, including:
•The consolidation of six branches that was completed on June 30, 2021;
•The sale of two branches expected to be finalized in the fourth quarter of 2021; and
•The identification and enhancement of over 185 individualized processes within its remaining branch network and operating environment designed to improve the Bank’s infrastructure, client experience, efficiency and profitability.
CB presently expects to incur $7.9 million of non-recurring expenses in 2021 and, as of September 30, 2021, has incurred $6.3 million of expenses related to these items. The expenses include a $2.3 million writedown on fixed assets and a $1.2 million impairment of intangible assets associated with the branch consolidations in the second quarter and the pending branch sales expected to be finalized in the fourth quarter. In addition, as part of CB’s branch optimization and operational efficiency initiatives, the Company incurred $2.9 million of expenses related to contracted services, employee severance costs, branch lease impairment, professional fees, data processing fees, legal and other expenses.
The majority of the remaining expenses to be recognized in 2021 are related to approximately $600,000 in contracted services aimed at improving the operational and revenue efficiency at the bank in the long-term. CB anticipates cost savings from this initiative ranging from approximately $2.5 million to $3.5 million in 2022, as well as expected enhanced revenue and fee generating capacity in future years.
In addition, the Company expects an annual reduction in pre-tax operating expenses in 2021 of approximately $1.0 million, along with $3.0 million of ongoing pre-tax cost savings as a result of the branch optimization initiatives.
The Company expects these estimated cost savings to be incremental to net income beginning in 2022. These estimated cost savings exclude the favorable impact of the expected premium from sale of branches expected to be recognized in the fourth quarter of 2021 and currently estimated to be $5.1 million.

Management Commentary
President and CEO John H. Montgomery stated, “The third quarter reflected many of the positive changes implemented as part of our branch optimization strategy early in 2021, with substantive improvement in operating expenses that helped to drive improvements in net income and quarter-over-quarter growth in book value. The Bank increased deposits while our commerical loan book grew quarter over quarter excluding PPP loans that continue to roll-off our balance sheet. Commercial real-estate lending continued to improve due to a pipeline of activity in our core Southwestern Pennsylvania and Ohio Valley markets, and we remain conservatively optimistic about the overall economic recovery in our geographic regions. Our focus remains on driving loan production in advance of this recovery, expanding core deposit relationships with greater efficiency, and further reducing the overall cost of funds. During the period, CB improved in all aspects of its asset quality and we’re pleased to see quarter-over-quarter improvement in NIM despite a tightening environment.”

Mr. Montgomery continued, “Throughout the first half of 2021, our goal was to execute on a cost-savings program designed to enhance the operating efficiency of the Company without any disruption to our loyal customer base and commercial relationships. We moved quickly and were transparent, and have been very pleased to have achieved many of our initial objectives with minimal disruption. Moving forward, we intend to utilize a streamlined operating environment to drive revenue and compete with greater efficiency in core markets where CB has an acknowledged brand recognition and presence. In the coming months, we are implementing more digitization throughout the Bank with a review of each individual process from larger loans to each ATM. We have been very pleased with our progress to date and expect to drive operating returns that are better than our peers in local markets. In addition, we remain committed to CB’s shareholders through the payment of dividends and an active share buy-back program.”

Dividend Information
The Company’s Board of Directors has declared a $0.24 quarterly cash dividend per outstanding share of common stock, payable on or about November 30, 2021, to stockholders of record as of the close of business on November 19, 2021.

Stock Repurchase Program
On June 10, 2021, CB authorized a program to repurchase up to $7.5 million of the Company’s outstanding common stock. The program was effective as of June 14, 2021 and is authorized through June 13, 2022. As of October 25, 2021, the Company had expended $3.1 million to repurchase 135,968 shares at an average price of $23.02 per share.

2021 Third Quarter Financial Review

Net Interest and Dividend Income
Net interest and dividend income decreased $406,000, or 3.9%, to $10.0 million for the three months ended September 30, 2021 compared to $10.4 million for the three months ended September 30, 2020.
•Net interest margin (FTE) (Non-GAAP) decreased 32 basis points (“bps”) to 2.89% for the three months ended September 30, 2021 compared to 3.21% for the three months ended September 30, 2020. Net interest margin (GAAP) decreased to 2.88% for the three months ended September 30, 2021 compared to 3.19% for the three months ended September 30, 2020. While CB has further controlled its deposit cost structure as deposit balances increased and benefited from nonrenewal or repricing of higher cost time deposits, the net interest margin decreased year-over-year due to the low interest rate environment decreasing yields on loans and securities. Net interest margin (GAAP) for the three months ended June 30, 2021 was 2.84%.
•Interest and dividend income decreased $870,000, or 7.5%, to $10.8 million for the three months ended September 30, 2021 compared to $11.7 million for the three months ended September 30, 2020.
◦Interest income on loans decreased $991,000, or 9.3%, to $9.7 million for the three months ended September 30, 2021 compared to $10.7 million for the three months ended September 30, 2020. The average balance of loans decreased $31.0 million and the average yield decreased 28 bps to 3.85% compared to the three months ended September 30, 2020. Interest and fee income on PPP loans was $484,000 for the three months ended September 30, 2021 and contributed 4 bps to loan yield, compared to $454,000 for the three months ended September 30, 2020, which decreased loan yield 11 bps. The impact of the accretion of the credit mark on acquired loan portfolios was $94,000 for the three months ended September 30, 2021 compared to $127,000 for the three months ended September 30, 2020, or 4 bps in the current period compared to 5 bps in the prior period.
◦Interest income on taxable investment securities increased $90,000, or 12.0%, to $843,000 for the three months ended September 30, 2021 compared to $753,000 for the three months ended September 30, 2020 driven by a $74.4 million increase in average balance and 73 bps decrease in average yield. The Federal Reserve’s pandemic-driven decision to drop the benchmark interest rate in 2020 resulted in significant calls of U.S. government agency securities and paydowns on mortgage-backed securities in the declining interest rate environment, which were replaced with lower-yielding securities or maintained in cash.
◦Other interest and dividend income, which primarily consists of interest-bearing cash, increased $39,000, or 40.6% to $135,000 for the three months ended September 30, 2021 compared to $96,000 for the three months ended September 30, 2020. While the average yield remained comparable to the three months ended September 30, 2020, the average balance of other interest-earning assets increased $41.3 million primarily from buildup of cash as a result of securities activity, PPP loan funds and government stimulus payments deposited with the Bank.
•Interest expense decreased $464,000, or 37.4%, to $776,000 for the three months ended September 30, 2021 compared to $1.2 million for the three months ended September 30, 2020.
◦Interest expense on deposits decreased $435,000, or 37.8%, to $715,000 for the three months ended September 30, 2021 compared to $1.2 million for the three months ended September 30, 2020. While average interest-earning deposit balances increased $33.7 million compared to the three months ended September 30, 2020, interest rate declines for all products driven by pandemic-related market interest rate cuts resulted in a 21 bp, or 39.5%, decrease in average cost compared to the three months ended September 30, 2020. In addition, the average balance of time deposits and the related average cost decreased $29.5 million and 37 bps, respectively.
Provision for Loan Losses
There was no provision for loan losses for the three months ended September 30, 2021 compared to $1.2 million for the three months ended September 30, 2020. Specific loan loss reserves on impaired loans decreased in the current quarter. This was partially offset by an increase in loan balances that require a loan loss reserve, which excludes PPP loans and loans held for sale.
Noninterest income
Noninterest income increased $25,000, or 1.2%, to $2.2 million for the three months ended September 30, 2021, and remained consistent with $2.2 million for the three months ended September 30, 2020. The increase was largely due to lower net gains on securities and loans compared to the prior period, offset by an increase in other income due to the recognition of a $269,000 valuation allowance adjustment on mortgage servicing rights in the prior period and increase in service fees.

Noninterest Expense
Noninterest expense decreased $19.2 million, or 66.3%, to $9.8 million for the three months ended September 30, 2021 compared to $29.0 million for the three months ended September 30, 2020. The decrease was largely due to an $18.7 million goodwill impairment and an $884,000 writedown on fixed assets recognized in the prior year period.

Statement of Financial Condition Review

Assets
Total assets increased $58.1 million, or 4.1%, to $1.47 billion at September 30, 2021, compared to $1.42 billion at December 31, 2020. The change is primarily due to higher cash and due from banks and securities.
•Cash and due from banks increased $12.6 million, or 7.8%, to $173.5 million at September 30, 2021, compared to $160.9 million at December 31, 2020. The change is primarily due to an increase in deposits as further described below in the Liabilities section.
•Securities increased $76.0 million, or 52.3%, to $221.4 million at September 30, 2021, compared to $145.4 million at December 31, 2020. Current period activity included $119.9 million of purchases, $29.6 million of paydowns, and $12.0 million of sales, primarily of mortgage-backed securities, which resulted in the recognition of a $231,000 gain. The purchases were made to earn a higher yield on excess cash. The sales recognized gains on higher-interest securities with faster prepayment speeds. In addition, there was a $2.9 million decrease in the market value of the debt securities portfolio and a $251,000 gain in market value in the equity securities portfolio, which is primarily comprised of bank stocks.
Payroll Protection Program (“PPP”) Update
•PPP loans decreased $22.4 million to $32.7 million at September 30, 2021 compared to $55.1 million at December 31, 2020, which includes $34.6 million in originations in the current period offset by loan forgiveness.
•$1.1 million of net PPP loan origination fees were unearned at December 31, 2020. Due to activity in the current period, $1.4 million of net PPP loan origination fees were unearned at September 30, 2021. $380,000 of net PPP loan origination fees were earned in the third quarter of 2021 compared to $489,000 for the three months ended June 30, 2021.
Loans and Credit Quality
•Total loans held for investment decreased $43.2 million to $1.00 billion at September 30, 2021. This includes the impact of reclassifying $17.4 million of loans to held for sale. Excluding the net decline of $22.4 million in PPP loans in the current period and including $17.4 million of held for sale loans, loans declined $3.4 million. Compared to June 30, 2021, total loans, including loans held for sale and excluding PPP loans, increased $17.0 million, primarily from $23.1 million in commercial real estate loan growth.
•The allowance for loan losses was $11.6 million at September 30, 2021 compared to $12.8 million at December 31, 2020. There was a net recovery of $1.2 million of provision for loan losses in the current year primarily due to a decrease in specific reserves on impaired loans and improvements in the economic and industry outlook combined with a decrease in loan balances that require a loan loss reserve, which excludes PPP loans and loans held for sale. A $20.8 million decrease in net reservable loans in the current period, which excludes PPP loans and includes the reclassification of $17.4 million of loans to held for sale that do not require a reserve, as well as a decrease in specifically impaired loans and improving economic and industry conditions contributed to the net recovery in the current period. As a result, the allowance for loan losses to total loans was 1.16% at September 30, 2021 compared to 1.22% at December 31, 2020. The allowance for loan losses to total loans, excluding PPP loans, was 1.20% at September 30, 2021 compared to 1.29% at December 31, 2020.
•Net recoveries for the three months ended September 30, 2021 were $37,000, or (0.01)% of average loans on an annualized basis. Net charge-offs for the three months ended September 30, 2020 were $68,000, or 0.03% of average loans on an annualized basis. Net recoveries for the nine months ended September 30, 2021 were $10,000, or 0.00% of average loans on an annualized basis. Net charge-offs for the nine months ended September 30, 2020 were $87,000, or 0.01% of average loans on an annualized basis.
•Nonperforming loans, which includes nonaccrual loans, accruing loans past due 90 days or more, and accruing loans that are considered troubled debt restructurings within the loans held for investment portfolio, were $10.9 million at September 30, 2021 compared to $14.5 million at December 31, 2020. Nonperforming loans to total loans ratio was 1.09% at September 30, 2021 compared to 1.39% at December 31, 2020. A $3.6 million nonaccrual commercial real estate loan under agreement to sell and transferred into the held for sale portfolio at September 30, 2021 was sold in October and will result in the recognition of an $897,000 gain on sale of loans in the fourth quarter of 2021. This loan previously incurred a $931,000 charge-off in the prior year.

•There were no loans in forbearance at September 30, 2021 compared to 9 loans totaling $7.8 million at June 30, 2021, and 31 loans totaling $24.1 million at December 31, 2020. The remaining loans exited forbearance in July and begun making regularly scheduled payments.
Liabilities
Total liabilities increased $61.6 million, or 4.8%, to $1.34 billion at September 30, 2021 compared to $1.28 billion at December 31, 2020.
Deposits
•Total deposits, including deposits held for sale, increased $63.2 million to $1.29 billion as of September 30, 2021 compared to $1.22 billion at December 31, 2020. Noninterest bearing demand deposits, NOW accounts and savings accounts increased $47.8 million, $15.6 million and $18.4 million, respectively, partially offset by a decrease of $27.6 million in time deposits. IRS and stimulus-related payments totaled $29.9 million in the first quarter and the impact of the PPP loans that were originated and the proceeds of which were initially deposited at the Bank was approximately $28.7 million. Annualized deposit growth rate was 6.9% including IRS and PPP loan deposits. Average total deposits decreased $5.7 million, primarily in time deposits, for the three months ended September 30, 2021 compared to the three months ended June 30, 2021.
Borrowed Funds
•Short-term borrowings increased $1.6 million, or 3.9%, to $42.6 million at September 30, 2021, compared to $41.1 million at December 31, 2020. At September 30, 2021 and December 31, 2020, short-term borrowings were comprised entirely of securities sold under agreements to repurchase, which are related to business deposit customers whose funds, above designated target balances, are transferred into an overnight interest-earning investment account by purchasing securities from the Bank’s investment portfolio under an agreement to repurchase. $10.7 million was excluded from short-term borrowings at September 30, 2021 and reported as deposits held for sale.
•Other borrowed funds decreased $2.0 million to $6.0 million at September 30, 2021 due to a Federal Home Loan Bank borrowing that matured in the current period.
Stockholders’ Equity
Stockholders’ equity decreased $3.5 million, or 2.6%, to $131.0 million at September 30, 2021, compared to $134.5 million at December 31, 2020. Accumulated other comprehensive income decreased $2.3 million primarily due to market interest rate conditions on the Bank’s debt securities. In addition, the Company repurchased $2.5 million of its common stock as part of its stock repurchase program.
Book value per share
Book value per share was $24.57 at September 30, 2021 compared to $24.76 at December 31, 2020, a decrease of $0.19. Book value per share increased $0.07 compared to $24.50 at June 30, 2021.

Tangible book value per share (Non-GAAP) was $21.67 at September 30, 2021, compared to $21.42 at December 31, 2020, an increase of $0.25. Tangible book value per share increased $0.11 compared to $21.56 at June 30, 2021. Refer to “Explanation of Use of Non-GAAP Financial Measures” at the end of this Press Release.

About CB Financial Services, Inc.
CB Financial Services, Inc. is the bank holding company for Community Bank, a Pennsylvania-chartered commercial bank. Community Bank operates its branch network in southwestern Pennsylvania and West Virginia. Community Bank offers a broad array of retail and commercial lending and deposit services and provides commercial and personal insurance brokerage services through Exchange Underwriters, Inc., its wholly owned subsidiary.
For more information about CB Financial Services, Inc. and Community Bank, visit our website at www.communitybank.tv.

Statement About Forward-Looking Statements
Statements contained in this press release that are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and such forward-looking statements are subject to significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions contained in the Act. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Factors which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries include, but are not limited to, general and local economic conditions, the scope and duration of economic contraction as a result of the COVID-19 pandemic and its effects on the Company’s business and that of the Company’s customers, changes in market interest rates, deposit flows, demand for loans, real estate values and competition, competitive products and pricing, the ability of our customers to make scheduled loan payments, loan delinquency rates and trends, our ability to manage the risks involved in our business, our ability to control costs and expenses, inflation, market and monetary fluctuations, changes in federal and state legislation and regulation applicable to our business, actions by our competitors, and other factors that may be disclosed in the Company’s periodic reports as filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.

Company Contact:
John H. Montgomery
President and Chief Executive Officer
Phone: (724) 225-2400

Investor Relations:
Adam Prior, Senior Vice President
The Equity Group Inc.
Phone: (212) 836-9606
Email: aprior@equityny.com

CB FINANCIAL SERVICES, INC. SELECTED CONSOLIDATED FINANCIAL INFORMATION
(Dollars in thousands, except share and per share data) (Unaudited)

Selected Financial Condition Data	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20
ASSETS
Cash and Due From Banks	$173,523	$172,010	$230,000	$160,911	$112,169
Securities	221,351	208,472	142,156	145,400	158,956
Loans Held for Sale	17,407	11,409	—	—	—
Loans
Real Estate:
Residential	317,373	322,480	339,596	344,142	343,955
Commercial	379,621	360,518	370,118	373,555	353,904
Construction	78,075	85,187	77,714	72,600	69,178
Commercial and Industrial
Commercial and Industrial	69,657	70,666	68,551	71,717	73,287
PPP	32,703	49,525	60,380	55,096	71,028
Consumer	112,087	106,404	111,650	113,854	117,364
Other	12,083	12,666	13,688	13,789	22,169
Total Loans	1,001,599	1,007,446	1,041,697	1,044,753	1,050,885
Allowance for Loan Losses	(11,581)	(11,544)	(12,725)	(12,771)	(13,780)
Loans, Net	990,018	995,902	1,028,972	1,031,982	1,037,105
Premises and Equipment Held for Sale	795	795	—	—	—
Premises and Equipment, Net	18,502	18,682	20,240	20,302	20,439
Bank-Owned Life Insurance	25,190	25,052	24,916	24,779	24,639
Goodwill	9,732	9,732	9,732	9,732	9,732
Intangible Assets, Net	5,740	6,186	7,867	8,399	8,931
Accrued Interest and Other Assets	12,560	13,373	12,938	15,215	20,905
Total Assets	$1,474,818	$1,461,613	$1,476,821	$1,416,720	$1,392,876

LIABILITIES
Deposits Held for Sale	$102,647	$102,557	$—	$—	$—
Deposits
Non-Interest Bearing Demand Deposits	373,320	368,452	377,137	340,569	335,287
Interest Bearing Demand Accounts	244,004	246,920	280,929	259,870	245,850
Money Market Accounts	190,426	176,824	198,975	199,029	188,958
Savings Accounts	232,679	226,639	246,725	235,088	232,691
Time Deposits	144,727	154,718	180,697	190,013	196,250
Total Deposits	1,185,156	1,173,553	1,284,463	1,224,569	1,199,036

Short-Term Borrowings	42,623	39,054	45,352	41,055	42,061
Other Borrowings	6,000	6,000	6,000	8,000	11,000
Accrued Interest and Other Liabilities	7,405	7,913	7,230	8,566	7,480
Total Liabilities	1,343,831	1,329,077	1,343,045	1,282,190	1,259,577

STOCKHOLDERS’ EQUITY	$130,987	$132,536	$133,776	$134,530	$133,299

	Three Months Ended					Nine Months Ended
Selected Operating Data	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20	9/30/21	9/30/20
Interest and Dividend Income
Loans, Including Fees	$9,718	$9,936	$10,146	$10,833	$10,709	$29,800	$32,050
Securities:
Taxable	843	635	646	725	753	2,124	2,894
Tax-Exempt	71	74	78	78	79	223	291
Dividends	19	24	20	20	19	63	59
Other Interest and Dividend Income	135	151	98	99	96	384	418
Total Interest and Dividend Income	10,786	10,820	10,988	11,755	11,656	32,594	35,712
Interest Expense
Deposits	715	827	947	1,036	1,150	2,489	4,136
Short-Term Borrowings	25	24	23	25	28	72	112
Other Borrowings	36	35	41	60	62	112	194
Total Interest Expense	776	886	1,011	1,121	1,240	2,673	4,442
Net Interest and Dividend Income	10,010	9,934	9,977	10,634	10,416	29,921	31,270
(Recovery) Provision for Loan Losses	—	(1,200)	—	—	1,200	(1,200)	4,000
Net Interest and Dividend Income After (Recovery) Provision for Loan Losses	10,010	11,134	9,977	10,634	9,216	31,121	27,270
Noninterest Income:
Service Fees	602	614	546	560	554	1,762	1,646
Insurance Commissions	1,194	1,209	1,595	1,403	1,079	3,998	3,475
Other Commissions	93	173	165	105	76	431	374
Net Gain on Sales of Loans	49	31	86	388	435	166	1,003
Net Gain (Loss) on Securities	24	11	447	213	(59)	482	20
Net Gain on Purchased Tax Credits	18	17	18	16	15	53	46
Net Loss on Disposal of Fixed Assets	—	(3)	—	(13)	(65)	(3)	(48)
Income from Bank-Owned Life Insurance	138	136	137	140	140	411	417
Other Income (Loss)	80	31	180	(34)	(2)	291	(240)
Total Noninterest Income	2,198	2,219	3,174	2,778	2,173	7,591	6,693
Noninterest Expense:
Salaries and Employee Benefits	4,787	5,076	4,894	5,126	5,124	14,757	14,683
Occupancy	615	1,024	710	606	759	2,349	2,191
Equipment	205	311	266	234	220	782	701
Data Processing	541	607	518	476	482	1,666	1,367
FDIC Assessment	293	249	250	344	172	792	493
PA Shares Tax	224	225	265	350	355	714	963
Contracted Services	1,441	750	687	577	531	2,878	1,471
Legal and Professional Fees	180	419	189	185	161	788	567
Advertising	225	193	140	178	148	558	486
Other Real Estate Owned (Income)	(89)	(26)	(38)	(39)	(12)	(153)	(30)
Amortization of Intangible Assets	446	503	532	532	532	1,481	1,596
Intangible Assets and Goodwill Impairment	—	1,178	—	—	18,693	1,178	18,693
Writedown of Fixed Assets	2	2,268	—	240	884	2,270	884
Other	903	945	982	916	919	2,830	2,977
Total Noninterest Expense	9,773	13,722	9,395	9,725	28,968	32,890	47,042
Income (Loss) Before Income Tax Expense (Benefit)	2,435	(369)	3,756	3,687	(17,579)	5,822	(13,079)
Income Tax Expense (Benefit)	452	(146)	911	608	(184)	1,217	640
Net Income (Loss)	$1,983	$(223)	$2,845	$3,079	$(17,395)	$4,605	$(13,719)

	Three Months Ended					Nine Months Ended
Per Common Share Data	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20	9/30/21	9/30/20
Dividends Per Common Share	$0.24	$0.24	$0.24	$0.24	$0.24	$0.72	$0.72
Earnings (Loss) Per Common Share - Basic	0.37	(0.04)	0.52	0.57	(3.22)	0.85	(2.54)
Earnings (Loss) Per Common Share - Diluted	0.37	(0.04)	0.52	0.57	(3.22)	0.85	(2.54)
Adjusted Earnings Per Common Share - Diluted (Non-GAAP) (1)	0.36	0.59	0.46	0.58	0.36	1.42	1.03

Weighted Average Common Shares Outstanding - Basic	5,373,032	5,432,234	5,434,374	5,404,874	5,395,342	5,412,989	5,406,710
Weighted Average Common Shares Outstanding - Diluted	5,390,128	5,432,234	5,436,881	5,406,068	5,395,342	5,420,792	5,406,710

	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20
Common Shares Outstanding	5,330,401	5,409,077	5,434,374	5,434,374	5,398,712
Book Value Per Common Share	$24.57	$24.50	$24.62	$24.76	$24.69
Tangible Book Value per Common Share (1)	21.67	21.56	21.38	21.42	21.23
Stockholders’ Equity to Assets	8.9%	9.1%	9.1%	9.5%	9.6%
Tangible Common Equity to Tangible Assets (1)	7.9	8.1	8.0	8.3	8.3

	Three Months Ended					Nine Months Ended
Selected Financial Ratios (2)	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20	9/30/21	9/30/20
Return on Average Assets	0.54%	(0.06)%	0.81%	0.87%	(4.90)%	0.42%	(1.34)%
Adjusted Return on Average Assets (1)	0.53	0.87	0.71	0.88	0.55	0.70	0.54
Return on Average Equity	5.93	(0.66)	8.54	9.13	(45.13)	4.59	(11.99)
Adjusted Return on Average Equity (1)	5.88	9.57	7.48	9.25	5.04	7.65	4.84
Average Interest-Earning Assets to Average Interest-Bearing Liabilities	146.78	146.82	142.98	141.58	141.98	145.56	139.30
Average Equity to Average Assets	9.03	9.08	9.48	9.49	10.85	9.19	11.19
Net Interest Rate Spread	2.77	2.72	2.91	3.07	3.03	2.80	3.15
Net Interest Rate Spread (FTE) (1)	2.78	2.74	2.92	3.08	3.05	2.81	3.17
Net Interest Margin	2.88	2.84	3.04	3.21	3.19	2.92	3.34
Net Interest Margin (FTE) (1)	2.89	2.85	3.05	3.22	3.21	2.93	3.35
Net (Recoveries) Charge-offs to Average Loans	(0.01)	(0.01)	0.02	0.39	0.03	—	0.01
Efficiency Ratio	80.05	112.91	71.44	72.51	230.11	87.68	123.92
Adjusted Efficiency Ratio (1)	77.27	80.68	70.06	68.06	69.78	75.92	68.17

Asset Quality Ratios	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20
Allowance for Loan Losses to Total Loans	1.16%	1.15%	1.22%	1.22%	1.31%
Allowance for Loan Losses to Total Loans, Excluding PPP Loans (Non-GAAP) (1)	1.20	1.21	1.30	1.29	1.41
Allowance for Loan Losses to Nonperforming Loans (3)	106.18	74.92	89.29	88.15	91.84
Allowance for Loan Losses to Noncurrent Loans (4)	135.37	90.83	118.08	117.20	114.01
Delinquent and Nonaccrual Loans to Total Loans (4) (5)	0.97	1.37	1.18	1.50	1.23
Nonperforming Loans to Total Loans (3)	1.09	1.53	1.37	1.39	1.43
Noncurrent Loans to Total Loans (4)	0.85	1.26	1.03	1.04	1.15
Nonperforming Assets to Total Assets (6)	0.74	1.07	0.98	1.04	1.09

Capital Ratios (7)	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20
Common Equity Tier 1 Capital (to Risk Weighted Assets)	11.53%	11.67%	11.85%	11.79%	11.62%
Tier 1 Capital (to Risk Weighted Assets)	11.53	11.67	11.85	11.79	11.62
Total Capital (to Risk Weighted Assets)	12.78	12.92	13.10	13.04	12.88
Tier 1 Leverage (to Adjusted Total Assets)	7.38	7.23	7.87	7.81	7.63
(1)    Refer to Explanation of Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(2)    Interim period ratios are calculated on an annualized basis.
(3)    Nonperforming loans consist of nonaccrual loans, accruing loans that are 90 days or more past due, and troubled debt restructured loans.
(4)    Noncurrent loans consist of nonaccrual loans and accruing loans that are 90 days or more past due.
(5)    Delinquent loans consist of accruing loans that are 30 days or more past due.
(6)    Nonperforming assets consist of nonperforming loans and other real estate owned.
(7)    Capital ratios are for Community Bank only.
Certain items previously reported may have been reclassified to conform with the current reporting period’s format.

AVERAGE BALANCES AND YIELDS

	Three Months Ended
	September 30, 2021			June 30, 2021			March 31, 2021			December 31, 2020			September 30, 2020
	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)
(Dollars in thousands) (Unaudited)
Assets:
Interest-Earning Assets:
Loans, Net (2)	$1,004,474	$9,740	3.85%	$1,016,868	$9,959	3.93%	$1,031,853	$10,168	4.00%	$1,032,942	$10,860	4.18%	$1,035,426	$10,744	4.13%
Debt Securities
Taxable	197,763	843	1.71	124,685	635	2.04	122,883	646	2.10	133,026	725	2.18	123,332	753	2.44
Exempt From Federal Tax	11,647	90	3.09	12,276	94	3.06	12,943	96	2.97	13,006	96	2.95	13,054	97	2.97
Equity Securities	2,655	19	2.86	2,649	24	3.62	2,632	20	3.04	2,612	20	3.06	2,580	19	2.95
Other Interest-Earning Assets	164,447	135	0.33	246,392	151	0.25	161,871	98	0.25	137,000	99	0.29	123,171	96	0.31
Total Interest-Earning Assets	1,380,986	10,827	3.11	1,402,870	10,863	3.11	1,332,182	11,028	3.36	1,318,586	11,800	3.56	1,297,563	11,709	3.59
Noninterest-Earning Assets	88,291			82,794			92,550			94,262			115,567
Total Assets	$1,469,277			$1,485,664			$1,424,732			$1,412,848			$1,413,130
Liabilities and Stockholders' Equity
Interest-Bearing Liabilities:
Interest-Bearing Demand Deposits (3)	$275,411	48	0.07%	$275,752	55	0.08%	$259,065	77	0.12	$252,521	83	0.13	$245,977	99	0.16%
Savings (3)	251,801	21	0.03	247,238	25	0.04	239,850	32	0.05	232,647	32	0.05	230,567	32	0.06
Money Market (3)	198,167	55	0.11	199,652	71	0.14	197,395	98	0.20	198,983	131	0.26	185,644	140	0.30
Time Deposits (3)	168,654	591	1.39	177,506	676	1.53	187,114	740	1.60	193,194	790	1.63	198,184	879	1.76
Total Interest-Bearing Deposits (3)	894,033	715	0.32	900,148	827	0.37	883,424	947	0.43	877,345	1,036	0.47	860,372	1,150	0.53
Short-Term Borrowings
Securities Sold Under Agreements to Repurchase	40,818	25	0.24	49,325	24	0.20	41,094	23	0.23	43,468	25	0.23	42,512	28	0.26
Other Borrowings	6,000	36	2.38	6,000	35	2.34	7,200	41	2.31	10,543	60	2.26	11,000	62	2.24
Total Interest-Bearing Liabilities	940,851	776	0.33	955,473	886	0.37	931,718	1,011	0.44	931,356	1,121	0.48	913,884	1,240	0.54
Noninterest-Bearing Demand Deposits	387,746			387,317			349,108			338,223			337,441
Other Liabilities	8,019			7,999			8,869			9,176			8,477
Total Liabilities	1,336,616			1,350,789			1,289,695			1,278,755			1,259,802
Stockholders' Equity	132,661			134,875			135,037			134,093			153,328
Total Liabilities and Stockholders' Equity	$1,469,277			$1,485,664			$1,424,732			$1,412,848			$1,413,130
Net Interest Income (FTE) (Non-GAAP) (4)		10,051			9,977			10,017			10,679			10,469
Net Interest-Earning Assets (5)	440,135			447,397			400,464			387,230			383,679
Net Interest Rate Spread (FTE) (Non-GAAP) (4) (6)			2.78%			2.74%			2.92			3.08			3.05%
Net Interest Margin (FTE) (Non-GAAP) (4)(7)			2.89			2.85			3.05			3.22			3.21
PPP Loans	40,313	484	4.76	57,661	636	4.42	56,945	676	4.81	64,914	768	4.71	70,571	454	2.56
(1)    Annualized based on three months ended results.
(2)    Net of the allowance for loan losses and includes nonaccrual loans with a zero yield and Loans Held for Sale.
(3)    Includes Deposits Held for Sale.
(4)    Refer to Explanation and Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(5)    Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(6)    Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(7)    Net interest margin represents annualized net interest income divided by average total interest-earning assets.

AVERAGE BALANCES AND YIELDS

	Nine Months Ended
	September 30, 2021			September 30, 2020
	Average Balance	Interest and Dividends	Yield / Cost (7)	Average Balance	Interest and Dividends	Yield / Cost (7)
(Dollars in thousands) (Unaudited)
Assets:
Interest-Earning Assets:
Loans, Net (1)	$1,017,632	$29,872	3.92%	$1,000,157	$32,152	4.29%
Debt Securities
Taxable	148,718	2,124	1.90	139,691	2,894	2.76
Exempt From Federal Tax	12,284	282	3.06	14,660	354	3.22
Marketable Equity Securities	2,645	63	3.18	2,575	59	3.06
Other Interest-Earning Assets	190,913	384	0.27	95,040	418	0.59
Total Interest-Earning Assets	1,372,192	32,725	3.19	1,252,123	35,877	3.83
Noninterest-Earning Assets	87,863			114,271
Total Assets	$1,460,055			$1,366,394

Liabilities and Stockholders' Equity
Interest-Bearing Liabilities:
Interest-Bearing Demand Deposits (2)	$270,136	181	0.09%	$236,293	506	0.29%
Savings (2)	246,340	78	0.04	225,473	156	0.09
Money Market (2)	198,408	223	0.15	183,103	576	0.42
Time Deposits (2)	177,690	2,007	1.51	206,463	2,898	1.87
Total Interest-Bearing Deposits (2)	892,574	2,489	0.37	851,332	4,136	0.65
Short-Term Borrowings
Securities Sold Under Agreements to Repurchase	43,745	72	0.22	35,923	112	0.42
Other Borrowings	6,396	112	2.34	11,591	194	2.24
Total Interest-Bearing Liabilities	942,715	2,673	0.38	898,846	4,442	0.66
Noninterest-Bearing Demand Deposits	374,865			305,677
Other Liabilities	8,293			9,025
Total Liabilities	1,325,873			1,213,548
Stockholders' Equity	134,182			152,846
Total Liabilities and Stockholders' Equity	$1,460,055			$1,366,394
Net Interest Income (FTE) (Non-GAAP) (3)		30,052			31,435
Net Interest-Earning Assets (3)(4)	429,477			353,277
Net Interest Rate Spread (FTE) (Non-GAAP) (3)(5)			2.81%			3.17%
Net Interest Margin (FTE) (Non-GAAP) (3)(6)			2.93			3.35
PPP Loans	51,579	1,797	4.66	39,241	770	2.62
(1)    Net of the allowance for loan losses and includes nonaccrual loans with a zero yield and Loans Held for Sale.
(2)    Includes Deposits Held for Sale.
(3)    Refer to Explanation and Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(4)    Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(5)    Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(6)    Net interest margin represents net interest income divided by average total interest-earning assets.
(7)    Annualized.

Explanation of Use of Non-GAAP Financial Measures
In addition to financial measures presented in accordance with generally accepted accounting principles (“GAAP”), we use, and this Press Release contains or references, certain non-GAAP financial measures. We believe these non-GAAP financial measures provide useful information in understanding our underlying results of operations or financial position and our business and performance trends as they facilitate comparisons with the performance of other companies in the financial services industry. Non-GAAP adjusted items impacting the Company's financial performance are identified to assist investors in providing a complete understanding of factors and trends affecting the Company’s business and in analyzing the Company’s operating results on the same basis as that applied by management. Although we believe that these non-GAAP financial measures enhance the understanding of our business and performance, they should not be considered an alternative to GAAP or considered to be more important than financial results determined in accordance with GAAP, nor are they necessarily comparable with non-GAAP measures which may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found herein.

	Three Months Ended					Nine Months Ended
	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20	9/30/21	9/30/20
(Dollars in thousands, except share and per share data) (Unaudited)

Net Income (Loss) (GAAP)	$1,983	$(223)	$2,845	$3,079	$(17,395)	$4,605	$(13,719)

Adjustments
(Gain) Loss on Sale of Securities	(24)	(11)	(447)	(213)	59	(482)	(20)
Loss on Disposal of Fixed Assets	—	3	—	13	65	3	48
Tax effect	5	2	94	42	(26)	101	(6)

Non-Cash Charges:
Intangible Assets and Goodwill Impairment	—	1,178	—	—	18,693	1,178	18,693
Writedown on Fixed Assets	2	2,268	—	240	884	2,270	884
Tax Effect	—	—	—	(42)	(338)	—	(338)
Adjusted Net Income (Non-GAAP)	$1,966	$3,217	$2,492	$3,119	$1,942	$7,675	$5,542

Weighted-Average Diluted Common Shares and Common Stock Equivalents Outstanding	5,390,128	5,432,234	5,436,881	5,406,068	5,395,342	5,420,792	5,406,710

Earnings (Loss) per Common Share - Diluted (GAAP)	$0.37	$(0.04)	$0.52	$0.57	$(3.22)	$0.85	$(2.54)

Adjusted Earnings per Common Share - Diluted (Non-GAAP)	$0.36	$0.59	$0.46	$0.58	$0.36	$1.42	$1.03

Net Income (Loss) (GAAP) (Numerator)	$1,983	$(223)	$2,845	$3,079	$(17,395)	$4,605	$(13,719)

Annualization Factor	3.97	4.01	4.06	3.98	3.98	1.34	1.34

Average Assets (Denominator)	1,469,277	1,485,664	1,424,732	1,412,848	1,413,130	1,460,055	1,366,394

Return on Average Assets (GAAP)	0.54%	(0.06)%	0.81%	0.87%	(4.90)%	0.42%	(1.34)%

Adjusted Net Income (Non-GAAP) (Numerator)	$1,966	$3,217	$2,492	$3,119	$1,942	$7,675	$5,542

Annualization Factor	3.97	4.01	4.06	3.98	3.98	1.34	1.34

Average Assets (Denominator)	1,469,277	1,485,664	1,424,732	1,412,848	1,413,130	1,460,055	1,366,394

Adjusted Return on Average Assets (Non-GAAP)	0.53%	0.87%	0.71%	0.88%	0.55%	0.70%	0.54%

	Three Months Ended					Nine Months Ended
	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20	9/30/21	9/30/20
(Dollars in thousands) (Unaudited)

Net Income (Loss) (GAAP) (Numerator)	$1,983	$(223)	$2,845	$3,079	$(17,395)	$4,605	$(13,719)

Annualization Factor	3.97	4.01	4.06	3.98	3.98	1.34	1.34

Average Equity (Denominator) (GAAP)	132,661	134,875	135,037	134,093	153,328	134,182	152,846

Return on Average Equity (GAAP)	5.93%	(0.66)%	8.54%	9.13%	(45.13)%	4.59%	(11.99)%

Adjusted Net Income (Non-GAAP) (Numerator)	$1,966	$3,217	$2,492	$3,119	$1,942	$7,675	$5,542

Annualization Factor	3.97	4.01	4.06	3.98	3.98	1.34	1.34

Average Equity (Denominator) (GAAP)	132,661	134,875	135,037	134,093	153,328	134,182	152,846

Adjusted Return on Average Equity (Non-GAAP)	5.88%	9.57%	7.48%	9.25%	5.04%	7.65%	4.84%
Tangible book value per common share is a non-GAAP measure and is calculated based on tangible common equity divided by period-end common shares outstanding. Tangible common equity to tangible assets is a non-GAAP measure and is calculated based on tangible common equity divided by tangible assets. We believe these non-GAAP measures serve as useful tools to help evaluate the strength and discipline of the Company's capital management strategies and as an additional, conservative measure of the Company’s total value.

	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20
(Dollars in thousands, except share and per share data) (Unaudited)

Assets (GAAP)	$1,474,818	$1,461,613	$1,476,821	$1,416,720	$1,392,876
Goodwill and Intangible Assets, Net	(15,472)	(15,918)	(17,599)	(18,131)	(18,663)
Tangible Assets (Non-GAAP) (Numerator)	$1,459,346	$1,445,695	$1,459,222	$1,398,589	$1,374,213

Stockholders' Equity (GAAP)	$130,987	$132,536	$133,776	$134,530	$133,299
Goodwill and Intangible Assets, Net	(15,472)	(15,918)	(17,599)	(18,131)	(18,663)
Tangible Common Equity or Tangible Book Value (Non-GAAP) (Denominator)	$115,515	$116,618	$116,177	$116,399	$114,636

Stockholders’ Equity to Assets (GAAP)	8.9%	9.1%	9.1%	9.5%	9.6%
Tangible Common Equity to Tangible Assets (Non-GAAP)	7.9%	8.1%	8.0%	8.3%	8.3%

Common Shares Outstanding (Denominator)	5,330,401	5,409,077	5,434,374	5,434,374	5,398,712

Book Value per Common Share (GAAP)	$24.57	$24.50	$24.62	$24.76	$24.69
Tangible Book Value per Common Share (Non-GAAP)	$21.67	$21.56	$21.38	$21.42	$21.23

Interest income on interest-earning assets, net interest rate spread and net interest margin are presented on a fully tax-equivalent (“FTE”) basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and securities using the federal statutory income tax rate of 21 percent. We believe the presentation of net interest income on a FTE basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice. The following table reconciles net interest income, net interest spread and net interest margin on a FTE basis for the periods indicated:

	Three Months Ended					Nine Months Ended
	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20	9/30/21	9/30/20
(Dollars in thousands) (Unaudited)

Interest Income (GAAP)	$10,786	$10,820	$10,988	$11,755	$11,656	$32,594	$35,712
Adjustment to FTE Basis	41	43	40	45	53	131	165
Interest Income (FTE) (Non-GAAP)	10,827	10,863	11,028	11,800	11,709	32,725	35,877
Interest Expense (GAAP)	776	886	1,011	1,121	1,240	2,673	4,442
Net Interest Income (FTE) (Non-GAAP)	$10,051	$9,977	$10,017	$10,679	$10,469	$30,052	$31,435

Net Interest Rate Spread (GAAP)	2.77%	2.72%	2.91%	3.07%	3.03%	2.80%	3.15%
Adjustment to FTE Basis	0.01	0.02	0.01	0.01	0.02	0.01	0.02
Net Interest Rate Spread (FTE) (Non-GAAP)	2.78	2.74	2.92	3.08	3.05	2.81	3.17

Net Interest Margin (GAAP)	2.88%	2.84%	3.04%	3.21%	3.19%	2.92%	3.34%
Adjustment to FTE Basis	0.01	0.01	0.01	0.01	0.02	0.01	0.01
Net Interest Margin (FTE) (Non-GAAP)	2.89	2.85	3.05	3.22	3.21	2.93	3.35

Adjusted efficiency ratio excludes the effect of certain non-recurring or non-cash items and represents adjusted noninterest expense divided by adjusted operating revenue. The Company evaluates its operational efficiency based on its adjusted efficiency ratio and believes it provides additional perspective on its ongoing performance as well as peer comparability.

	Three Months Ended					Nine Months Ended
	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20	9/30/21	9/30/20
(Dollars in thousands) (Unaudited)

Noninterest Expense (GAAP)	$9,773	$13,722	$9,395	$9,725	$28,968	$32,890	$47,042

Net Interest and Dividend Income (GAAP)	10,010	9,934	9,977	10,634	10,416	29,921	31,270

Noninterest Income (GAAP)	2,198	2,219	3,174	2,778	2,173	7,591	6,693
Operating Revenue (GAAP)	12,208	12,153	13,151	13,412	12,589	37,512	37,963
Efficiency Ratio (GAAP)	80.05%	112.91%	71.44%	72.51%	230.11%	87.68%	123.92%

Noninterest Expense (GAAP)	$9,773	$13,722	$9,395	$9,725	$28,968	$32,890	$47,042
Less:
Other Real Estate Owned (Income)	(89)	(26)	(38)	(39)	(12)	(153)	(30)
Amortization of Intangible Assets	446	503	532	532	532	1,481	1,596
Intangible Assets and Goodwill Impairment	—	1,178	—	—	18,693	1,178	18,693
Writedown on Fixed Assets	2	2,268	—	240	884	2,270	884
Adjusted Noninterest Expense (Non-GAAP)	$9,414	$9,799	$8,901	$8,992	$8,871	$28,114	$25,899

Net Interest and Dividend Income (GAAP)	10,010	9,934	9,977	10,634	10,416	29,921	31,270
Noninterest Income (GAAP)	2,198	2,219	3,174	2,778	2,173	7,591	6,693
Less:
Net Gain (Loss) on Securities	24	11	447	213	(59)	482	20
Net Loss on Disposal of Fixed Assets	—	(3)	—	(13)	(65)	(3)	(48)
Adjusted Noninterest Income (Non-GAAP)	2,174	2,211	2,727	2,578	2,297	7,112	6,721
Adjusted Operating Revenue (Non-GAAP)	12,184	12,145	12,704	13,212	12,713	37,033	37,991
Adjusted Efficiency Ratio (Non-GAAP)	77.27%	80.68%	70.06%	68.06%	69.78%	75.92%	68.17%

Allowance for loan losses to total loans, excluding PPP loans, is a non-GAAP measure that serves as a useful measurement to evaluate the allowance for loan losses without the impact of SBA guaranteed loans.

	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20
(Dollars in thousands) (Unaudited)

Allowance for Loan Losses	$11,581	$11,544	$12,725	$12,771	$13,780

Total Loans	1,001,599	$1,007,446	1,041,697	$1,044,753	$1,050,885
PPP Loans	(32,703)	(49,525)	(60,380)	(55,096)	(71,028)
Total Loans, Excluding PPP Loans (Non-GAAP)	$968,896	$957,921	$981,317	$989,657	$979,857

Allowance for Loan Losses to Total Loans, Excluding PPP Loans (Non-GAAP)	1.20%	1.21%	1.30%	1.29%	1.41%